Exhibit 10.8

SERVICES AGREEMENT

This Services Agreement (this “Agreement”) is entered into as of March 4, 2020, by and between Meat Tech 3D Ltd, a public company organized under the laws of the state of Israel, whose registered address is Einstein 18, Ness Ziona (the “Company”), and Silver Road Capital Ltd., a private company organized under the laws of the state of Israel, whose registered address is 89 Medinat Hayehudim St., Herzlia, Israel (the “Consultant”). Each of the Company and the Consultant may be referred to individually as a “Party” and collectively as the “Parties”.

Whereas,	the Company wishes to engage the services of the Consultant as an independent consultant, and the Consultant agrees, subject to the terms and conditions set forth herein; and

Whereas,	the Consultant represents that he has the knowledge, experience and ability necessary to provide the Services (as defined below), all in accordance with the terms of this Agreement.

Now, therefore, the Parties agree and undertake as follows:

1.	INTERPRETATION

1.1.	The preamble to this Agreement is an integral part of this Agreement.

1.2.
The headings in this Agreement are for convenience and reference only and are not part of this Agreement nor may serve for the interpretation and are not part of the substance of this Agreement nor may serve for the interpretation thereof.

1.3.
The effectiveness of this Agreement is subject to the Company’s obtaining all required internal authorizations, as legally required. The date in which such authorizations are obtained shall be referred to herein as the “Effective Date”.

2.	THE SERVICES

2.1.	The Services. The Consultant shall provide the Company with the following services (the “Services”):

2.1.1.	Identify and/or introduce to the Company prospective investors and, to the extent so requested by the Company, assist in the negotiations with such investors.
2.1.2.
Identify and/or introduce to the Company prospective commercial and business partners and, to the extent so requested by the Company, assist in the negotiations and/or engagement with such business partners; and

2.1.3.	Advise the Company with respect to its business and activities, as shall be requested by the Company.
2.1.4.
In connection with the foregoing, the Consultant and its representatives, including Mr. Danny Ayalon, will make themselves reasonably available and participate in meetings, calls, video conferences and presentations.

2.2.	Representations and Warranties of the Consultant. Consultant represents and warrants to the Company as follows:
2.2.1.
It is entitled to enter into this Agreement and to assume all of the obligations pursuant hereto, and the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound; (ii) do not require the consent of any person or entity; and (iii) there are no contracts, impediments, hindrances or restrictive covenants preventing the full performance of his duties and obligations hereunder.

2.2.2.
It shall not, directly or indirectly, receive or accept any payment, commission, rebate, discount, gratuity or other benefit, in cash or in kind, from any third party in connection with his engagement with the Company.

2.3.	Representation and Warranties of the Company. The Company represents and warrants to the Consultant as follows:
2.3.1.
It is entitled to enter into this Agreement and to assume all of the obligations pursuant hereto, and that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which it is a party or by which it is bound; (ii) does not require the consent of any person or entity; and (iii) there are no contracts, impediments, hindrances or restrictive covenants preventing the full performance of its duties and obligations hereunder.

3.	COMPENSATION

3.1.
SR Options. In consideration for the performance of the Services, the Company shall issue to the Consultant on the Effective Date the SR Options (the “SR Options”), as such term is defined in that certain Investment Agreement, dated March 4, 2020, entered into by and among the Company, the Consultant and the other parties thereto (the “Investment Agreement”). The SR Options shall have the terms and conditions set forth in the Investment Agreement.

3.2.
Reimbursement of Expenses. The Consultant shall be entitled to receive prompt reimbursement of all documented out-of-pocket expenses reasonably incurred by it in connection with the performance of its Services hereunder (such as travel, communications, hospitality, etc.); provided that such expenses were approved by the Company in advance in writing.

3.3.
Exclusive Compensation. Without derogating from the rights of Mr. Danny Ayalon and Mr. Steven H. Lavin, both holding shares in the Consultant, to receive compensation pursuant to the Investment Agreement and any other agreement in consideration for their services as directors of the Company (including Mr. Steve H. Lavin’s service as the chairman of the board of director of the Company), the Consultant shall not be entitled to any additional compensation and/or remuneration for the Services other than as explicitly set forth in this Agreement.

3.4.
Taxes. The Consultant shall be responsible, solely and exclusively, to comply, at its own expense, with the provisions of all applicable requirements and with all laws applicable to it as a service provider or consultant to the Company, including, without limitation, payment of and the sole liability for all taxes applicable to the compensation hereunder, excluding VAT which shall be paid by the Company.

4.	CONFIDENTIALITY AND INTELLECTUAL PROPRIETARY

4.1.
The Consultant agrees that all confidential, proprietary communications, materials, files, reports, analyses, correspondence, records, lists and other information reasonably deemed to be of nature of confidential information and documents and information related to the business of the Company provided by, prepared by, or made available by Company or any affiliate thereof or any person on behalf thereof to Consultant in connection with the Services (the “Company Materials”) shall be and shall remain the exclusive property of the Company, and the Consultant shall not disclose any Company Materials to any third party. Consultant specifically agrees that it shall not, at any time following the Effective Date, without the prior written consent of the Company, or as may otherwise be required by law or legal process, use, communicate or divulge any Company Materials to any third party. This Section 4.1 shall survive any expiration or termination of this Agreement.

4.2.
Each of the Company and the Consultant agrees that it shall not make any statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the business reputations, practices or conduct of the other. This Section 4.2 shall survive any expiration or termination of this Agreement.

5.	INDEPENDENT CONTRACTOR

The Consultant shall be at all times an independent contractor for the Company and shall not be entitled to any employees’ benefits or rights. This Agreement shall not be construed to create any relationship of employment, association, agency, partnership or joint venture between the Company and the Consultant nor shall it be construed to create any relationship other than that of principal and independent service provider between the Company and the Consultant. The Consultant shall have no power or authority to act for or bind the Company.

6.	TERM AND TERMINATION

6.1.	Term. This Agreement shall commence on the Effective Date and shall continue until it is terminated as hereafter provided.

6.2.
Termination. The Company, at any time, and the Consultant, commencing on the eighteen (18) months’ anniversary of the Effective Date, may terminate this Agreement at any time and for any reason (or for no reason), by submitting to the other Party a 30-day prior written notice of termination. Upon termination of this Agreement, for any reason whatsoever, Consultant shall immediately cease the performance of any of the Services. Notwithstanding the foregoing, either Party mat terminate this Agreement at any time without any further prior notice requirement, upon a material breach by the other Party of this Agreement, which is not cured (if curable) within ten (10) days after the breaching Party’s receipt of written notice thereof from the non-breaching Party.

7.	LIMITATION OF LIABILITY.

In no event will (a) either Party be liable to the other or to any third party for any loss of use, revenue or profit or loss of data or for any consequential, incidental, indirect, exemplary, special or punitive damages or (b) either Party’s liability arising out of, or related to this Agreement, whether arising out of, or related to, breach of contract, tort (including negligence) or otherwise, exceed the value of the consideration paid to the Consultant pursuant to this Agreement.

In addition, notwithstanding anything set forth herein, the Company acknowledges that the Consultant does not make any representations or warranties, nor shall the Consultant be responsible for, the credibility or any actions of the Company or its affiliates or of any person, in any capacity whatsoever, introduced to the Company or its affiliates by the Consultant and shall not be responsible to the business, legal or other characteristics, advisability, success or any other results of any transaction contemplated or entered into by the Company or its affiliates in connection with the services provided hereunder, and it shall be at the sole discretion of the Company to evaluate any business opportunities and make any decision with respect to any transaction proposed to the Company in connection with the services provided by the Consultant hereunder.

8.	NON-EXCLUSIVITY.

The Consultant retains the right to perform the same or similar type of services for other third parties during the Term of this Agreement, so long as such third party is not a direct competitor of the Company in the field of 3D printing of lab-grown meat.

9.	MISCELLANEOUS

9.1.
This Agreement and, to the extent applicable, the Investment Agreement, constitute the entire understanding and agreements between the Parties, and supersedes all prior discussions, agreements and correspondence in each case, with regard to the subject matters hereof, and may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by all Parties.

9.2.
This Agreement shall be governed and construed according to the laws of the state of Israel, without reference to conflict of laws principles. Any dispute under or in connection with this Agreement shall be submitted to the exclusive jurisdiction of the competent courts of Tel Aviv - Jaffa.

9.3.
All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile, email, or other electronic delivery (with oral or written confirmation of receipt) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set out in this Agreement (or to such other address that may be designated by a party from time to time in accordance with this Section).

9.4.
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or by any other entity having competent jurisdiction, to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

9.5.
No failure, delay or forbearance of any Party in exercising any power or right hereunder shall in any way restrict or diminish such Party’s rights and powers under this Agreement or operate as a waiver of any breach or nonperformance by either Party of any terms or conditions hereof.

9.6.
This Agreement may be signed in counterparts, including in electronic form (including scanned PDF), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

/s/ Sharon Fima _____________________________ Meat Tech 3D Ltd. By: Sharon Fima Title: CEO & Co - Founder	/s/ Lior Maimon _____________________________ Silver Road Capital Ltd. By: Lior Maimon Title: CEO